Exhibit 99.1

Media Contact:

Elliot Fox

W2O Group

212.257.6724

efox@w2ogroup.com

Investor Contact:

Mindy Lowe

Esperion Therapeutics, Inc.

734.887.3903

mlowe@esperion.com

Esperion Therapeutics Announces Removal of 240 mg Partial Clinical Hold for ETC-1002

Ann Arbor, Mich., — (July 7, 2015) — Esperion Therapeutics, Inc. (NASDAQ: ESPR), an emerging pharmaceutical company focused on developing and commercializing first-in-class, oral, low-density lipoprotein cholesterol (LDL-cholesterol) lowering therapies for the treatment of hypercholesterolemia and other cardiometabolic risk markers, today announced the U.S. Food and Drug Administration (FDA) has removed the 240 mg partial clinical hold on ETC-1002 (bempedoic acid).  This action by FDA will now allow ETC-1002 to be used at doses above 240 mg in clinical studies. Esperion plans to initiate the Phase 3 clinical program for ETC-1002 in the fourth quarter of this year using the already optimized 180 mg dose.

“We are pleased to receive a positive and rapid response from the FDA following our submission in early June of a complete response to the 240 mg partial clinical hold,” said Tim M. Mayleben, president and chief executive officer of Esperion. “We look forward to continuing our discussions with the FDA at next month’s End-of-Phase 2 meeting as we advance ETC-1002 through the final phase of development.”

Esperion’s Commitment to Cardiometabolic Disease

Esperion is committed to improving the lives of patients with cardiometabolic diseases. The Esperion team leverages its understanding of, and experience with, key biological pathways to discover and develop innovative therapies for the treatment of patients with hypercholesterolemia who have uncontrolled cholesterol levels despite the use of currently available therapies. Esperion has assembled a portfolio of programs including one product candidate in late-stage clinical evaluation (ETC-1002) and two preclinical product candidates.

About Esperion Therapeutics

Esperion Therapeutics, Inc. is an emerging pharmaceutical company focused on developing and commercializing first-in-class, oral, LDL-cholesterol-lowering therapies for the treatment of patients with hypercholesterolemia and other cardiometabolic risk markers. ETC-1002, Esperion’s lead product candidate, is a first-in-class, orally available, once-daily small molecule designed to lower elevated LDL-cholesterol levels and avoid the side effects associated with currently available LDL-cholesterol lowering therapies. ETC-1002 is being developed for patients with primary hyperlipidemia and mixed dyslipidemia. For more information, please visit www.esperion.com and follow us on Twitter at https://twitter.com/EsperionInc.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the therapeutic potential of, and clinical development plan for, ETC-1002. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the risk that positive results from a clinical study of ETC-1002 may not necessarily be predictive of the results of future clinical studies, particularly in different or larger patient populations, or the risk that other unanticipated developments could interfere with the development (and commercialization) of ETC-1002, as well as other risks detailed in Esperion’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on From 10-Q. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.